===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        _______________________________

                                    FORM 8-K

                        _______________________________

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 17, 2002
               Date of report (date of earliest event reported):



                               DIMON INCORPORATED
             (Exact name of registrant as specified in its charter)

       Virginia              000-25734, 001-13684         54-1746567
       --------             ----------------------        ----------
(State of Incorporation)   (Commission File Number)     (I.R.S. Employer
                                                       Identification No.)



                               512 Bridge Street
                            Danville, Virginia 24541
                    (Address of principal executive offices)



                                 (434) 792-7511
              (Registrant's telephone number, including area code)



                                      N/A
         (former name of former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

          From time to time, the leaf tobacco industry has been the subject of government investigations regarding trade practices. The Competition Directorate of the European Commission is conducting an administrative investigation of certain buying practices alleged to have occurred within the industry in Spain. We cannot determine at this point whether the activities of the industry in Spain, including those of our Spanish subsidiary, Agroexpansion, which the Company acquired in November of 1997, constitute violations of EU law that would give rise to material liabilities. The investigation is in its preliminary stages and the Company's subsidiary is cooperating fully in the investigation. It is our understanding that industry participants, including the Company's subsidiary, will have an opportunity later this month to discuss with staff members of the Commission the investigation and operational compliance issues on an on-going basis. If the Competition Directorate were to determine that the industry, including our subsidiary, had violated applicable law, the Commission could assess material penalties on all participating members of the industry.

          This Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from DIMON's expectations and projections. DIMON assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 17, 2002                     DIMON Incorporated
                                           Registrant


                                           By:  /s/  Thomas C. Parrish
                                               ----------------------------
                                           Thomas C. Parrish
                                           Chief Legal Officer and Secretary